EXHIBIT 21

         The following table indicates the subsidiaries and partnerships owned by the Company.


Shared Technologies Fairchild Communications Corp. ++...........   a Delaware corporation
Shared Technologies Cellular, Inc. ****.........................   a Delaware corporation
Multi-Tenant Services, Inc. +...................................   a Delaware corporation
Financial Place Communications Company  *.......................   an Illinois general partnership
Boston Telecommunications Group, Inc. +
        d/b/a Boston Telecommunications Company.................   a Massachusetts corporation
STI Cellular Franchise Corp.**..................................   a Delaware corporation
Access Telecommunication Group, L.P. +++........................   a Texas limited partnership
Access Telemanagement, Inc. + ..................................   a Texas corporation
Access Network Services, Inc. ***...............................   a Texas corporation
STI International, Inc. + ......................................   a Delaware corporation
Shared Technologies of Canada ++++ .............................
Office Telephone Management + ..................................   a California corporation


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+       a wholly-owned subsidiary of Shared Technologies Fairchild
        Communications Corp.
++      a wholly-owned subsidiary of Shared Technologies Fairchild Inc.
*       99% owned by the Company
**      a wholly-owned subsidiary of Shared Technologies Cellular, Inc.
+++ The Company is the sole limited partner and Shared Technologies Fairchild Communications Corp. is the 100% owner of the corporate general partner, Access Telemanagement, Inc.
***     a wholly-owned subsidiary of Access Telecommunication
        Group, L.P.
++++ STI International, Inc. owns a 50% equity interest, the other 50% is owned by O&Y Telecom, Inc.
**** The Company owns 59.3% of the Common Stock, however, it does not have voting control due to the issuance of voting preferred stock and is, therefore, reported on an equity basis.